PRESS RELEASE January 2005

INVISA APPOINTS DAVID J. BENEDETTI AS CFO

Sarasota, FL, January 10, 2005 - Invisa, Inc. (OTC BB: INSA), an electronic life safety and security company that commercializes patented presence-sensing technologies, announced that, effective today, it has appointed David J. Benedetti as Chief Financial Officer of the corporation.

In a career spanning more than 20 years, Mr. Benedetti has developed a base of experience in financial and operational areas, including strategic planning, financial reporting, audit coordination, risk management, implementing information systems and business administration. He has held senior level positions at The Gallup Organization and Johnson Level & Tool Manufacturing Company. Prior to his private industry experience, he was an auditor in public accounting with Ernst & Young. Most recently, Mr. Benedetti was Chief Financial Officer of The Commercial Group Inc., which manages companies involved in glass fabrication and manufacturing of specialty display systems.

David earned his Masters of Business Administration, with emphasis in Taxation, at the University of Wisconsin - Madison, where he was an instructor of undergraduate accounting. He earned his Bachelors of Business Administration in Accounting at the University of Wisconsin - Eau Claire. David is a Certified Public Accountant, licensed in the state of Wisconsin.

Mr. Benedetti is a member the Board of Directors of the Sarasota Manatee Manufacturers Association (SAMA). On behalf of SAMA, he has made presentations to US Congresswoman Katherine Harris and the Florida Department of Revenue. David is an enthusiastic competitor in triathlons.

Invisa President & CEO, Herb Lustig, stated, “David brings a breadth and depth of financial experience that will help to bring Invisa to the next level and to increase long-term shareholder value. I am pleased to welcome him to Invisa.”

Invisa CFO, David Benedetti, said, “I love a challenge and Invisa fits the bill, the company is at that exciting stage where we see that its innovative, patented, motion sensing products and processes are finding market acceptance. I am pleased to be joining Herb and the team at Invisa.”

Mr. Benedetti succeeds CFO Edmund C. King, who has been with Invisa since its inception. Mr. King will continue as a member of Invisa’s Board of Directors and will serve as Corporate Secretary. “Mr. Benedetti should be a valuable member of Invisa management and will help facilitate my move towards retirement,” said Mr. King.

About Invisa: Invisa’s presence-sensing solutions are targeted to the global electronic life safety and security markets. The company’s SmartGate™ safety systems incorporate InvisaShield© capacitive-sensing technology to generate an invisible protective field around the leading edge of powered gates, garage doors, sliding doors and other powered closures.

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “potential” and similar expressions. These statements reflect the company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Factors which may cause such differences include, but are not limited to, a continuing and successful relationship with key customers, the company’s ability to meet planned delivery schedules, cancellation of orders, and other risks disclosed in the Company’s SEC filings. The company undertakes no obligation to update or to advise in the event of any change, addition or alteration to the information covered in this press release, including such forward-looking statements.

For information on Invisa products visit www.invisa.com or call 941.355.9361.

For Investor Relations, contact Dave Gentry, Aurelius Consulting Group, 225 S. Swoope Ave, Suite 214, Maitland, FL, 407.644.4256; info@aurcg.com or www.runonideas.com.

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© 2005 Invisa, Inc.
INVISA Inc. • 4400 Independence Court • Sarasota, FL 34234 USA • 941.355.9361